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                                                                EXHIBIT 23.2


                     CONSENT OF DANIELSON ASSOCIATES INC.
                     ------------------------------------

        We hereby consent to the use of our opinion included as Annex C to the Proxy Statement/Prospectus included in the Registration Statement of Form S-4 relating to the proposed merger of Mahoning National Bancorp, Inc. with and into Sky Financial Group, Inc. and the reference to our firm name under the caption "The Merger -- Fairness Opinion of Danielson Associates, Inc."

                                                DANIELSON ASSOCIATES INC.


                                                By: /s/ Arnold G. Danielson
                                                   ---------------------------
                                                   Arnold G. Danielson
                                                   Chairman

Date: July 23, 1999